Exhibit 99.2

CONSENT OF MOELIS & COMPANY LLC

The Special Transaction Committee of the Board of Directors

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard

Suite 210

Tampa, Florida 33609

Members of the Special Transaction Committee:

We hereby consent to the inclusion of our opinion letter, dated April 8, 2026, to the Special Transaction Committee of the Board of Directors of Odyssey Marine Exploration, Inc. (“Odyssey”), as Annex B to, and to the references thereto under the headings “Summary—Opinion of the Financial Advisor to the Special Transaction Committee,” “The Merger—The Background of the Merger,” “The Merger—Recommendations of the Special Transaction Committee and Odyssey Board of Directors” and “The Merger— Opinion of the Financial Advisor to the Special Transaction Committee” in, the proxy statement/prospectus relating to the proposed transaction involving Odyssey and American Ocean Minerals Corporation, which proxy statement/prospectus forms a part of the Registration Statement on Amendment No. 2 to Form S-4 of Odyssey (the “Registration Statement”). The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

August 4, 2026